Investor Contact:	Media Contact:
MIPS Technologies, Inc. Investor Relations Bonnie Gardiner +650-567-7007 bonnieg@mips.com	MIPS Technologies, Inc. Corporate Communications John Donovan +650-567-5124 johnd@mips.com

MIPS TECHNOLOGIES REPORTS SECOND QUARTER FISCAL 2005 FINANCIAL RESULTS

Record License Activity Drives 7th Consecutive Quarter of Growth

MOUNTAIN VIEW, Calif., January 19, 2005 — MIPS Technologies, Inc. (NASDAQ: MIPS), today reported financial results for its second fiscal quarter ended December 31, 2004. Revenue for the second quarter of fiscal 2005 grew 45 percent compared to the same period a year ago, the result of continuing strong licensing activity in MIPS32(R) 24K(TM) cores and increases in royalties.

Total revenue for the second quarter of fiscal 2005 was $15.5 million compared to $10.7 million for the same quarter a year ago. Contract revenue was $7.9 million, an increase of 67 percent compared to $4.8 million in the comparable period in fiscal 2004. Royalties were $7.6 million, an increase of 28 percent compared to $5.9 million in the same quarter a year ago. Net income for the second quarter of fiscal 2005 was $3.5 million compared to a net income of $477,000 for the same quarter a year ago. Net income per share on a diluted basis for the second quarter of fiscal 2005 was $0.08 compared to a net income per share of $0.01 for the same quarter a year ago.

“Last quarter we saw strong demand with a record 13 contracts completed,” said Casey Eichler, chief financial officer of MIPS Technologies. “The demand for all product families is strong, but adoption of the 24K core family has exceeded our expectations, with 3 new licenses signed in Q2 for a total of 14 customers. This is complemented by the continued growth trend in royalties as we continue to receive the benefits of our customers’introduction of MIPS-Based(TM) products in numerous embedded markets.”

“Design activity in our customer base remains robust and with the well-established leadership of the 24K core family, we are attracting opportunities with customers who formerly used competitor products,” said John Bourgoin, president and CEO of MIPS Technologies. “The 24K cores have shown that they can deliver up to twice the performance of competitive products at significantly lower silicon cost points. This has led to strategic design wins for MIPS Technologies during Q2, including the digital set-top box design win announced yesterday with Scientific-Atlanta.”

MIPS Technologies invites you to listen to management’s discussion of Q2 fiscal 2005 results and guidance for Q3 fiscal 2005 in a live conference call today beginning at 1:45 p.m. Pacific. Conference call number is 1-719-457-2650. Replay number is 1-719-457-0820 and will be available for 5 days, beginning shortly after the end of the conference call. The access code is 245031. An audio replay of the conference call will be posted on the Company’s website (www.mips.com/content/Corporate/InvestorRelations/ir) soon thereafter.

Q2 FY2005 Highlights: Following are selected press release headlines from MIPS Technologies, and the company’s licensees, systems vendors and third party providers.

MIPS Technologies Licenses Highest-Performance, MIPS32(R) 24K(TM) Core Family to Micronas

MIPS Technologies Executives to Present at Lehman Brothers — T4 Conference

Entropic — Utilizing MIPS-Based(TM) c.LINK-270 chipset — to Demonstrate Sharing of HDTV Movie Downloads from Starz EntertainmentGroup over In-Home Coax Network at CES

ATI Ships More than 5 Million Chips for High Definition TVs and Set-top Boxes in 2004; Shipments include ATI’s MIPS-Based(TM) Xilleon

Atheros debuts MIPS-based(TM) single-chip 802.11g access point

MIPS-Based(TM) Entropic Wins “Most Innovative New Product” Award

MIPS Technologies Names Vice President of Engineering

MIPS Technologies’Highest-Performance 32-Bit Processor Core Families Supported by MontaVista(R) Linux(R)

MIPS Announces Expansion of Architecture License with Broadcom

MIPS Technologies Licenses Highest-Performance 32-Bit Core to TZero

Broadcom Announces MIPS-Based(TM) Low Cost Digital Broadcast Satellite Chip Targeted at the Entry-level Set-Top Box Market

High-performance, synthesizable cores gain commercial Linux support

Funai Chooses ATI’s MIPS-Based(TM) Xilleon for New Set-top Box

Westell Signs New Agreement with BellSouth for Purchase of MIPS-Based(TM) Broadband DSL Modems

Broadcom Announces That Its MIPS-Based(TM) IP Phone Chip is Now Shipping in Toshiba Enterprise IP Phones

PMC-Sierra Announces MIPS-Based(TM) Multi-Service Processor Family for Voice-over-IP Gateway Applications

New Micronas MIPS-Based(TM) digital decoders target set-top box market

Toshiba and SkipJam Team Up to Provide MIPS-Based(TM) TX RISC-Based Complete Solutions for the Networked Digital Home (pdf file)

Industry’s Highest-Performance Cores Just Got Faster with Release of Enhanced MIPS32(R) 24K(TM) Core Family

MIPS-Based(TM) Products at Fall Processor Forum Raise the Bar on Next-Generation Embedded Systems

New DSP Extension Enables Signal and Media Processing On the Industry-Standard MIPS(R) Architecture

Broadcom(R) MIPS-Based(TM) IP Phone Chips Power Inter-Tel IP Phones for the Business Communications Market

Innova Card revolutionizes secure smart card terminals industry by launching MIPS-Based(TM) USIP Professional IC (pdf file)

Sony to launch MIPS-Based(TM) PlayStation Portable in December

Atheros Super AG(TM) Technology Used for Hitachi Cable’s Outdoor Wireless LAN System

Stretch Introduces System Optimization Platform Based on PMC-Sierra’s MIPS-Powered Processors

Broadcom’s MIPS-Based(TM) 54g(TM) Wireless LAN Technology Chosen by Apple

Toshiba Adds New MIPS-Based(TM) AVM49R Multimedia Reference Platform With Real-Time MPEG-1/2/4 Encoding and Decoding

MIPS-Based(TM) QuickLogic Programmable SOC Family Targets Digital Media (pdf file)

PMC-Sierra Announces Open Source Thin Client Networked Computing Initiative Combining Linux with MIPS-Powered Processors

Broadcom Announces Industry’s First MIPS-Based(TM) Gigahertz Quad-Core Broadband Processor, Raising the Bar in Chip Multiprocessing for Next Generation Embedded and High- Density Computing Systems

PMC-Sierra Unveils 1.8 GHz Dual CPU 64-Bit MIPS-Powered Multiprocessor

ViXS Systems Introduces High Quality Dual TV Tuner Reference Design, including MIPS-Based XCode II CPU, for Media Personal Computers

ViXS’ New Compact MIPS-Based(TM) XCode II-N Video Processor Introduces Advanced Multimedia Features for Laptop Computers

ViXS Systems Extends MIPS-Based(TM) X-Code II Video Processor Family to Address New Product and Consumer Markets

MIPS Technologies, Inc.
MIPS Technologies, Inc. is a leading provider of industry standard processor architectures and cores for digital consumer and business applications. The company drives the broadest architectural alliance that is delivering 32- and 64-bit embedded RISC solutions. The company licenses its intellectual property to semiconductor companies, ASIC developers, and system OEMs. MIPS Technologies, Inc. and its licensees offer the widest range of robust, scalable processors in standard, custom, semi-custom and application-specific products. MIPS Technologies, Inc. is based in Mountain View, California, and can be reached at 650-567-5000 or www.mips.com.

This press release contains forward-looking statements, which statements are characterized by words such as “will”, “expects”, “anticipates”, “plans”, “intends” and other similar words or by phrases indicating matters that are to occur in the future. Actual events or results may differ materially from those anticipated in these forward looking statements as a result of a number of different risk and uncertainties, including but not limited to: our products may fail to achieve market acceptance, changes in our research and development expenses, the anticipated benefits of our partnering relationships may be more difficult to achieve than expected, the timing of or delays in customer orders, delays in the design process, the length of MIPS Technologies’ sales cycle, MIPS Technologies’ ability to develop, introduce and market new products and product enhancements, and the level of demand for semiconductors and end-user products that incorporate semiconductors. For a further discussion of risk factor affecting our business, we refer you to the documents we file from time to time with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended June 30, 2004 and subsequent Forms 10-Q and 8-K.

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MIPS, MIPS32, 24Kand MIPS-Based are either registered trademarks or trademarks of MIPS Technologies, Inc. in the United States and/or other countries. All other trademarks referred to herein are the property of their respective owners.

MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended December 31,		Six Months Ended December 31,
	2004	2003	2004	2003
	(unaudited)		(unaudited)
Revenue:
Royalties	$7,596	$5,925	$14,317	$11,013
Contract Revenue	7,938	4,763	15,823	10,088

Total revenue	15,534	10,688	30,140	21,101
Costs and expenses:
Research and development	5,080	5,471	10,287	13,615
Sales and marketing	3,696	2,540	6,740	5,336
General and administrative	2,245	2,023	4,566	3,666
Restructuring	—	—	277	3,233

Total costs and expenses	11,021	10,034	21,870	25,850

Operating income (loss)	4,513	654	8,270	(4,749)
Other income, net	369	107	614	315

Income (loss) before income taxes	4,882	761	8,884	(4,434)
Provision for income taxes	1,340	284	2,221	852

Net income (loss)	$3,542	$477	$6,663	$(5,286)

Net income (loss) per basic share	$0.09	$0.01	$0.16	$(0.13)

Net income (loss) per diluted share	$0.08	$0.01	$0.15	$(0.13)

Common shares outstanding-basic	41,221	40,400	41,003	40,286

Common shares outstanding-diluted	44,170	42,679	43,322	40,286

MIPS TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 2004	June 30, 2004
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$79,809	$78,335
Short-term investments	19,893	15,041
Accounts receivable, net	5,196	2,488
Prepaid expenses and other current assets	1,844	3,159

Total current assets	106,742	99,023
Equipment and furniture, net	3,222	3,578
Other assets	5,654	6,102

	$115,618	$108,703

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$484	$1,255
Accrued liabilities	10,231	12,344
Deferred revenue	3,362	3,407

Total current liabilities	14,077	17,006
Long-term liabilities	2,667	2,038
Stockholders' equity	98,874	89,659

	$115,618	$108,703